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                                                                    EXHIBIT 4.47

                      FIRST AMENDMENT TO SECURITY AGREEMENT

      THIS FIRST AMENDMENT TO SECURITY AGREEMENT (this "Amendment") is entered into as of the 29th day of April, 2002, by and between EPICEDGE, INC., a Texas corporation (the "Company"), and EDGEWATER PRIVATE EQUITY FUND III, L.P., a Delaware limited partnership, as agent ("Agent") on behalf of the lenders (the "Lenders") party to the Purchase Agreement (as defined below).

                              W I T N E S S E T H:

      WHEREAS, pursuant to that certain Note and Preferred Stock Purchase Agreement dated as of April 16, 2002 (as may be amended, restated or otherwise modified from time to time, the "Purchase Agreement"), by and among the Company, Agent, the Lenders and certain other parties named therein, the Company and Agent entered into that certain Security Agreement dated as of April 16, 2002 (the "Agreement");

      WHEREAS, in connection with an additional loan by Agent in the principal amount of $500,000, the Company entered into a certain Substitute Convertible Secured Promissory Note of even date herewith, in the original principal amount of $2,100,000, which note was made in substitution of and replaced that certain Substitute Convertible Secured Promissory Note dated as of April 16, 2002, in the original principal amount of $1,600,000, that the Company issued to Agent pursuant to the terms of the Purchase Agreement (the "Prior Note"); and

      WHEREAS, as a result of the substitution and replacement of the Prior Note, the parties hereto now desire to amend the Agreement to reflect the changes set forth below.

      NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

      1. Incorporation of the Agreement. All capitalized terms that are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

      2. Amendment of the Agreement.

            (a) The first recital of the Agreement is hereby amended and restated in its entirety as follows:

      WHEREAS, the Lenders, Agent, the Company and certain other parties have entered into that certain Note and Preferred Stock Purchase Agreement dated as of April 16, 2002, as amended by that certain Amendment No. 1 to Note and Preferred Stock Purchase Agreement
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dated as of April __, 2002 (as the same may hereafter be further amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"); and

            (b) The definition of "Obligations" as set forth in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

      Obligations mean all monetary obligations of Debtor to the Lender Parties under the Notes, including, without limitation, that certain Substitute Convertible Secured Promissory Note dated as of April __, 2002, in the original principal amount of $2,100,000 issued to Agent.

      3. Fees and Expenses. The Company agrees to pay on demand all costs and expenses of or incurred by Agent (including, but not limited to, legal fees and expenses) in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

      4. Effectuation. The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

      5. Continuing Effect. Except as otherwise specifically set forth herein, the provisions of the Agreement shall remain in full force and effect. The Company hereby reaffirms its grant of the security interest in the Collateral, as amended hereby.

      6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A signature page of this Amendment executed and transmitted via facsimile shall be deemed an original for all purposes.

                            [SIGNATURE PAGE FOLLOWS]


                                       2
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              FIRST AMENDMENT TO SECURITY AGREEMENT SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Security Agreement as of the date first above written.


                                 EPICEDGE, INC.

                                 By: /s/ Richard Carter
                                    --------------------------------------------
                                 Name: Richard Carter
                                 Title: CEO & President


                                 EDGEWATER PRIVATE EQUITY FUND III, L.P.

                                 By: Edgewater III Management, L.P., its General Partner


                                 By: Gordon Management, Inc., its General
                                 Partner

                                 By: /s/ Mark McManigal
                                    --------------------------------------------
                                 Name: Mark McManigal
                                 Title: VP